SECURITIES AND EXCHANGE COMMISSIONUNITED
STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 31, 2006

REGENCY CENTERS CORPORATION
(Exact name of registrant as specified in its charter)

Florida		59-3191743
(State or other	001-12298	(IRS Employer
jurisdiction of incorporation)	(Commission File Number)	Identification No.)

                        121 West Forsyth Street, Suite 200                                                                                                   32202
                                     Jacksonville, Florida
                       (Address of principal executive offices)                                                                                           (Zip Code)

Registrant’s telephone number including area code:           (904)-598-7000

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

        [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 31, 2006, the board of directors of Regency Centers Corporation amended Regency’s Long Term Omnibus Plan to incorporate an anniversary stock grant program previously made under a separate stock grant plan that had never been approved by shareholders.  Regency’s shareholder approved the Long Term Omnibus Plan at their 2003 annual meeting.  Under the anniversary stock grant feature, non-key employees who work at least 1,000 hours per year but are not eligible to receive equity incentive awards under any Regency plan will receive $500 of Regency common stock when they have been continuously employed by Regency for one year, five years, ten years and in five-year increments thereafter.  The separate stock grant plan has been terminated.

A copy of the amendment to the Long-Term Omnibus Plan will be filed as an exhibit to our next applicable periodic report or registration statement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 31, 2006, Regency’s board of directors adopted an amendment to Section 4.1 of Regency’s bylaws changing the manner of fixing the number of directors. The amendment requires shareholder approval in order to increase or decrease the size of the board by more than one director.

A copy of the Bylaw amendment will be filed as an exhibit to our next applicable periodic report or registration statement.

Item 9.01 Financial Statements and Exhibits

D.     Exhibits:

         3.2 Amended and Restated Bylaws, as last amended January 31, 2006.

         10.1 Amendment No. 1 to Long Term Omnibus Plan dated January 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION (registrant)
Date: February 3, 2006
By: /s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President
and Chief Accounting Officer